Exhibit 99.1

FOR IMMEDIATE RELEASE Investors and Media: Rod MacLeod, CFO Nevro Corp. ir@nevro.com Greg Chodaczek Gilmartin Group LLC greg@gilmartinir.com

Nevro Reports Third Quarter 2023 Financial Results, Provides Fourth Quarter Guidance and Updates Full-Year 2023 Guidance

REDWOOD CITY, California – November 1, 2023 – Nevro Corp. (NYSE: NVRO), a global medical device company that is delivering comprehensive, life-changing solutions for the treatment of chronic pain, today reported its third quarter 2023 financial results. The Company also provided fourth quarter guidance and updated its full-year 2023 guidance.

Recent Business Highlights and Guidance

•
Third Quarter 2023 Worldwide Revenue of $103.9 Million Grew 3% As Reported and Constant Currency Compared to Third Quarter 2022
•
Painful Diabetic Neuropathy (PDN) Indication Sales of Approximately $20.8 Million Grew 56% Compared to Third Quarter 2022
•
Third Quarter 2023 U.S. Trial Procedures Increased 4% Compared to Third Quarter 2022, while U.S. PDN Trial Procedures Represented 24% of Total U.S. Trials in the Quarter
•
Third Quarter 2023 Net Loss from Operations of $25.6 Million; Third Quarter 2023 Non-GAAP Adjusted EBITDA Loss of $5.8 Million
•
Strong 24-month data (90.1% Responder Rate) from the SENZA PDN Randomized Controlled Trial, which demonstrated long-term efficacy of high-frequency 10 kHz SCS to treat refractory PDN, published in Diabetes Research and Clinical Practice
•
Provides Fourth Quarter 2023 Revenue Guidance of $108 Million to $110 Million; Updates Full-Year 2023 Revenue Guidance to $417 Million to $419 Million, or 3% Constant Currency Growth Over 2022
•
Provides Fourth Quarter 2023 Non-GAAP Adjusted EBITDA Guidance of Positive $1 Million to Positive $2 Million; Updates Full-Year 2023 Non-GAAP Adjusted EBITDA Guidance to Negative $24 Million to Negative $25 Million

Third Quarter 2023 Financial Overview

Worldwide revenue for the third quarter of 2023 was $103.9 million, an increase of 3% as reported and on a constant currency basis, compared to $100.5 million in the third quarter of 2022. PDN indication sales represented approximately $20.8 million and 20% of worldwide permanent implant procedures in the third quarter of 2023.

U.S. revenue in the third quarter of 2023 was $89.8 million, reflecting growth of 4% over $86.1 million in the third quarter of 2022. U.S. permanent implant procedures increased 7% compared to the third quarter of 2022, while U.S. trial procedures increased 4% compared to the third quarter of 2022. U.S. PDN trial

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procedures represented approximately 24% of total U.S. trial volume and grew approximately 41% over the third quarter of 2022.

International revenue in the third quarter of 2023 was $14.1 million, compared to $14.3 million in the third quarter of 2022, a decrease of 2% as reported or a decrease of 6% on a constant currency basis.

"I am very pleased with our third quarter results. The changes and processes we put in place over the past five months are well underway, and we are beginning to experience the positive results from them," said Kevin Thornal, Nevro's CEO and President. "While we are encouraged by the early momentum we are experiencing, we know it will take several quarters for our financial results to fully reflect the positive changes we have made throughout the Company. We are excited about the opportunities ahead and delivering on our three core pillars: commercial execution, market penetration, and profit progress."

Gross profit for the third quarter of 2023 was $69.5 million, compared to $69.3 million in the third quarter of 2022. Gross margin was 66.9% in the third quarter of 2023, compared to 69.0% in the third quarter of 2022. "The full market release of the HFX iQ system continues to progress well. We are capturing a pricing uplift on our HFX iQ product, which is currently being offset by legacy product pricing pressures. We remain optimistic on our long run margin expansion opportunities with our Costa Rica sourced products." added Rod MacLeod, Chief Financial Officer.

Operating expenses for the third quarter of 2023 were $95.1 million, compared to $92.2 million in the third quarter of 2022, excluding $105.0 million of certain litigation credits in the third quarter of 2022. The increase in operating expenses was primarily due to litigation and personnel related costs, partially offset by a decrease in stock-based compensation. Litigation-related legal expenses were $4.3 million for the third quarter of 2023, compared to $1.9 million in the third quarter of 2022.

Net loss from operations for the third quarter of 2023 was $25.6 million, compared to net income of $82.1 million, or a loss of $22.9 million in the third quarter of 2022, excluding the $105.0 million of litigation-related credits. Non-GAAP adjusted EBITDA for the third quarter of 2023 was a loss of $5.8 million, compared to a loss of $3.8 million in the third quarter of 2022. Non-GAAP adjusted EBITDA excludes interest, taxes, and non-cash items such as stock-based compensation, depreciation and amortization, restructuring charges, litigation-related expenses, and certain litigation charges and credits. Please see the financial table below for GAAP to non-GAAP reconciliations.

Cash, cash equivalents, and short-term investments totaled $320.3 million as of September 30, 2023, a decrease of $9.7 million from June 30, 2023. This decrease was primarily driven by cash used in operations.

Fourth Quarter and Full-Year 2023 Guidance

Nevro expects fourth quarter of 2023 worldwide revenue of approximately $108 million to $110 million, or a decrease of 4% to 6% over prior year on a constant currency basis.

The Company expects fourth quarter of 2023 non-GAAP adjusted EBITDA to be a gain of approximately $1 million to $2 million. Non-GAAP adjusted EBITDA excludes interest, taxes, and non-cash items such as stock-based compensation and depreciation and amortization, as well as litigation-related expenses, certain litigation charges and credits and other adjustments such as restructuring charges. Please see the financial tables for GAAP to non-GAAP reconciliations.

The Company now expects full-year 2023 worldwide revenue of approximately $417 million to $419 million, an increase of 3% over prior year on both an as reported and constant currency basis. This compares to previous guidance of $410 million to $415 million.

The Company now expects full-year 2023 non-GAAP adjusted EBITDA to be a loss of approximately $24 million to $25 million, compared to previous guidance of a loss of $25 million to $28 million and a non-GAAP

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adjusted EBITDA loss of $23.8 million in 2022. Please see the financial tables for GAAP to non-GAAP reconciliations.

An investor presentation for the Company's third quarter 2023 financial results is available in the "Investors" section of Nevro's website at www.nevro.com.

Webcast and Conference Call Information

As previously announced, Nevro management will host a conference call starting at 1:30 pm PT / 4:30 pm ET today. Investors interested in listening to the call may do so by dialing (888) 330-2443 in the U.S. or +1 (240) 789-2728 internationally, using Conference ID: 3583097. A live webcast, as well as an archived recording, will also be available in the "Investors" section of Nevro's website at: www.nevro.com.

Internet Posting of Information

Nevro routinely posts information that may be important to investors in the "Investor Relations" section of its website at www.nevro.com. The Company encourages investors and potential investors to consult the Nevro website regularly for important information about Nevro.

About Nevro

Headquartered in Redwood City, California, Nevro is a global medical device company focused on delivering comprehensive, life-changing solutions that continue to set the standard for enduring patient outcomes in chronic pain treatment. The Company started with a simple mission to help more patients suffering from debilitating pain and developed its proprietary 10 kHz Therapy™, an evidence-based, non-pharmacologic innovation that has impacted the lives of more than 100,000 patients globally. Nevro's comprehensive HFX™ spinal cord stimulation (SCS) platform includes a Senza SCS system and support services for the treatment of chronic pain of the trunk and limb and painful diabetic neuropathy.

Senza®, Senza II®, Senza Omnia™, and HFX iQ™ are the only SCS systems that deliver Nevro's proprietary 10 kHz Therapy™. Nevro's unique support services provide every patient with an HFX Coach™ throughout their pain relief journey and every physician with HFX Cloud™ insights for enhanced patient and practice management.

SENZA, SENZA II, SENZA OMNIA, OMNIA, HF10, the HF10 logo, 10 kHz Therapy, HFX, the HFX logo, HFX iQ, the HFX iQ logo, HFX Algorithm, HFX CONNECT, the HFX Connect logo, HFX ACCESS, the HFX Access logo, HFX COACH, the HFX Coach logo, HFX CLOUD, the HFX Cloud logo, RELIEF MULTIPLIED, the X logo, NEVRO, and the NEVRO logo are trademarks or registered trademarks of Nevro Corp. Patents covering Senza HFX iQ and other Nevro products are listed at Nevro.com/patents.

To learn more about Nevro, connect with us on LinkedIn, Twitter, Facebook and Instagram.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements reflecting the Company's current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including: our fourth quarter and updated full-year 2023 financial guidance; our belief that it will take several quarters for our financial results to fully reflect the positive changes we have made throughout the Company; our belief that our three key pillars for our strategic focus will improve our commercial execution and deliver significant long-term shareholder return; and our belief in long run margin expansion opportunities with our Costa Rica sourced products. These forward-looking statements are based upon information that is currently available to us or our current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, including our ability to successfully commercialize our products; our ability to manufacture our products to meet

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demand; the level and availability of third-party payor reimbursement for our products; our ability to effectively manage our anticipated growth and the costs and expenses of operating our business; our ability to protect our intellectual property rights and proprietary technologies; our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; competition in our industry; additional capital and credit availability; our ability to successfully integrate any additive acquisitions we may make; our ability to attract and retain qualified personnel; our ability to accurately forecast financial and operating results; and product liability claims. These factors, together with those that are described in greater detail in our Annual Report on Form 10-K filed on February 21, 2023, as well as any reports that we may file with the Securities and Exchange Commission in the future, may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. We expressly disclaim any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements. Nevro's operating results for the third quarter ended September 30, 2023 are not necessarily indicative of our operating results for any future periods.

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Nevro Corp.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
	(unaudited)		(unaudited)
Revenue	$103,862	$100,466	$308,998	$292,521
Cost of revenue	34,346	31,164	100,415	91,393
Gross profit	69,516	69,302	208,583	201,128
Operating expenses:
Research and development	13,923	14,030	41,998	39,118
Sales, general and administrative	81,152	78,190	254,106	241,488
Certain litigation charges (credits)	—	(105,000)	—	(105,000)
Total operating expenses	95,075	(12,780)	296,104	175,606
Income (loss) from operations	(25,559)	82,082	(87,521)	25,522
Other income (expense):
Interest income (expense), net	1,976	(480)	5,371	(3,266)
Other income (expense), net	234	391	(150)	844
Income (loss) before income taxes	(23,349)	81,993	(82,300)	23,100
Provision for income taxes	130	485	932	907
Net income (loss)	(23,479)	81,508	(83,232)	22,193
Changes in foreign currency translation adjustment	(765)	(1,690)	77	(3,293)
Changes in unrealized gains (losses) on short-term investments	470	(102)	865	(1,384)
Net change in other comprehensive income (loss)	(295)	(1,792)	942	(4,677)
Comprehensive income (loss)	$(23,774)	$79,716	$(82,290)	$17,516
Net income (loss) per common share
Basic	$(0.65)	$2.30	$(2.32)	$0.63
Diluted	$(0.65)	$2.22	$(2.32)	$0.63
Weighted average shares used to compute net income (loss) per share
Basic	36,142,255	35,402,086	35,882,826	35,265,193
Diluted	36,142,255	37,338,945	35,882,826	35,501,609

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Nevro Corp.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	September 30,	December 31,
	2023	2022
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$65,155	$120,373
Short-term investments	255,103	254,012
Accounts receivable, net	68,984	78,930
Inventories, net	122,420	99,638
Prepaid expenses and other current assets	10,321	9,984
Total current assets	521,983	562,937
Property and equipment, net	24,031	22,271
Operating lease assets	10,099	13,430
Other assets	4,863	3,164
Restricted cash	606	606
Total assets	$561,582	$602,408
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$28,854	$26,849
Accrued liabilities and other	50,889	52,363
Total current liabilities	79,743	79,212
Long-term debt	187,803	186,867
Long-term operating lease liabilities	6,105	10,296
Other long-term liabilities	2,265	2,157
Total liabilities	275,916	278,532
Stockholders’ equity
Common stock, $0.001 par value, 290,000,000 shares authorized; 36,869,962 and 36,203,423 shares issued at September 30, 2023 and December 31, 2022, respectively; 36,187,046 and 35,520,507 shares outstanding at September 30, 2023 and December 31, 2022, respectively	36	35
Additional paid-in capital	978,211	934,132
Accumulated other comprehensive loss	(2,152)	(3,094)
Accumulated deficit	(690,429)	(607,197)
Total stockholders’ equity	285,666	323,876
Total liabilities and stockholders’ equity	$561,582	$602,408

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Nevro Corp.

GAAP to Non-GAAP Adjusted EBITDA Reconciliation

(unaudited)

(in thousands)

The following table presents a reconciliation of GAAP net loss, as prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), to Adjusted EBITDA, a non-GAAP financial measure.

Reconciliation of actual results:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
	(unaudited)		(unaudited)
GAAP Net Income (Loss)	$(23,479)	$81,508	$(83,232)	$22,193
Non-GAAP Adjustments:
Interest (income) expense, net	(1,976)	480	(5,371)	3,266
Provision for income taxes	130	485	932	907
Depreciation and amortization	1,723	1,642	5,016	4,780
Stock-based compensation expense	13,523	15,206	43,249	41,992
Certain litigation charges (credits)	—	(105,000)	—	(105,000)
Litigation-related expenses	4,284	1,884	12,972	9,513
Restructuring charges	—	—	373	—
Adjusted EBITDA	$(5,795)	$(3,795)	$(26,061)	$(22,349)

Reconciliation of guidance:

	Three Months Ended		Year Ended
	December 31, 2023		December 31, 2023
	(Low Case)	(High Case)	(Low Case)	(High Case)

GAAP Net Loss	$(15,800)	$(14,800)	$(99,000)	$(98,000)
Non-GAAP Adjustments	16,800	16,800	74,000	74,000
Adjusted EBITDA	$1,000	$2,000	$(25,000)	$(24,000)

Management uses certain non-GAAP financial measures, most specifically Adjusted EBITDA, as a supplement to GAAP financial measures to further evaluate the Company's operating performance period over period, analyze the underlying business trends, assess performance relative to competitors and establish operational objectives.

Management believes it is important to provide investors with the same non-GAAP metrics it uses to evaluate the performance and underlying trends of the Company's business operations to facilitate comparisons to its historical operating results and evaluate the effectiveness of its operating strategies. Disclosure of these non-GAAP financial measures also facilitates comparisons of the Company's underlying operating performance with other companies in the industry that also supplement their GAAP results with non-GAAP financial measures.

EBITDA is a non-GAAP financial measure, which is calculated by adding interest income and expense, net; provision for income taxes; and depreciation and amortization to net income. In calculating non-GAAP Adjusted EBITDA, the Company further adjusts for the following items:

•
Stock-based compensation expense – The Company excludes non-cash costs related to the Company's stock-based plans, which include stock options, restricted stock units and performance-based restricted stock units as these expenses do not require cash settlement from the Company.

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•
Certain litigation charges (credits) – The Company excludes certain non-recurring litigation charges (credits) associated with patent litigation legal judgement and settlement, which management considers not related to the underlying operating performance of the business.
•
Litigation-related expenses – The Company excludes legal and professional fees as well as charges and credits associated with certain legal matters, which management considers not related to the underlying operating performance of the business.
•
Restructuring charges – The Company excludes charges incurred as a direct result of restructuring programs, such as salaries and other compensation-related expenses.

Full-year guidance excludes the impact of foreign currency fluctuations.

The non-GAAP financial measure should not be considered in isolation from, or as a replacement for, the most directly comparable GAAP financial measures, as it is not prepared in accordance with U.S. GAAP.

Amounts may not add due to rounding.

The following table presents the reconciliation of net income (loss) used in computing basic and diluted net income (loss) per common share (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net income (loss) used in basic net income (loss) per common share	$(23,479)	$81,508	$(83,232)	$22,193
Plus: Assumed conversions of dilutive convertible notes	—	1,305	—	—
Net income (loss) used in diluted net income (loss) per common share	$(23,479)	$82,813	$(83,232)	$22,193

The following table presents the reconciliation of weighted average shares used in computing basic and diluted net income (loss) per common share:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Weighted average shares used to compute basic net income (loss) per share	36,142,255	35,402,086	35,882,826	35,265,193
Plus effect of dilutive securities:
Stock-based awards from employee equity plans	—	129,718	—	236,416
Convertible senior notes	—	1,807,141	—	—
Weighted average shares used to compute diluted net income (loss) per share	36,142,255	37,338,945	35,882,826	35,501,609

The following table presents the net income (loss) per common share - basic and diluted:

	Three Months Ended		Nine Months Ended September 30,
	September 30,		September 30,
	2023	2022	2023	2022
Net income (loss) per common share:
Basic	$(0.65)	$2.30	$(2.32)	$0.63
Diluted	$(0.65)	$2.22	$(2.32)	$0.63

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